                                                                   EXHIBIT 99.1


                                  NEWS RELEASE

Contact:      James Stariha
              Chief Financial Officer
              (256) 747-8589


                      SOUTHERN ENERGY HOMES, INC. REPORTS
                             FIRST QUARTER RESULTS


ADDISON, Ala. - April 28, 2003 -- Southern Energy Homes, Inc. (NASDAQ: SEHI) today reported its results for the first quarter ended April 4, 2003.

"Our sales were lower in the first quarter due to the weak economy and reduced financing options for our customers compared with last year," stated Keith O. Holdbrooks, chief executive officer of Southern Energy Homes. "According to Manufactured Housing Institute statistics, industry shipments for the first two months of the quarter decreased 27.6% from 27,693 units to 20,056 units. Given the current market conditions, we are taking measures that will reduce our costs in the coming quarters to more closely match sales volume. In addition, our financial position remains strong with an increased cash position and no debt providing us with the resources to support our business and build operations as the economy improves."

FIRST QUARTER RESULTS

Net revenues for the first quarter from continuing operations were $28.0 million compared with $31.1 million for the first quarter of last year, a decline of 10.0%. Total homes sold declined to 883 compared with 1,028 in the first quarter of 2002, a decline of 14.1%. Southern Energy experienced lower home sales at both the retail and wholesale levels compared with last year. Average selling prices increased 8.1% for retail homes sold and 4.8% for wholesale sales, reflecting both price increases and increased customization of homes produced for customers. The increase in selling prices was more than offset by higher costs in the most recent quarter resulting in reduced gross profit and margins compared with the first quarter of last year.

Gross profit was $3.8 million, or 13.6% of sales, in the first quarter of 2003 compared with $5.7 million, or 18.4% of sales, in the first quarter of 2002. The reduction in gross profit and margin was due primarily to less favorable sales mix and higher material costs compared with the first quarter of 2002. In addition, margin was affected by the lower sales volume that resulted in an unfavorable variance on fixed overhead, purchasing variances and higher labor costs compared with the same quarter last year.

Loss from continuing operations was $1.5 million in the first quarter of 2003 compared with income from continuing operations of $105,000 in the first quarter of 2002. Income from discontinued operations was $136,000 for the first quarter of 2003 compared with a loss from discontinued operations of $903,000 in the first quarter of 2002. Net loss for the first quarter of 2003 was $1.4 million, or $0.12 per share, compared with the first quarter 2002 net loss of $798,000, or $0.06 per share.

"Our restructuring program launched last year was very successful in strengthening our balance sheet," continued Mr. Holdbrooks. "Since the first quarter of last year, we increased our cash position by $4.6 million, reduced accounts receivable by $1.9 million and reduced notes payable by $10.0 million. At the quarter's end, we had zero in notes payable and Southern Energy is due a $4.9 million federal tax refund that will build our cash position."

ABOUT SOUTHERN ENERGY HOMES, INC.

Southern Energy Homes, Inc. operates five home manufacturing facilities in Alabama and Texas, three retail sales centers in Alabama and South Carolina and three supply companies, all in Alabama. Currently marketed under four brand names, the Company's homes are sold in 22 states. In addition to its manufacturing, retail sales and component supply operations, the Company's operations also include an insurance segment.

Forward-looking statements in this news release, including without limitation, statements relating to the adequacy of the Company's resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those in any forward-looking statements, including without limitation: the ultimate financial and operational effects of discontinued operations being undertaken; general economic conditions; the cyclical and seasonal nature of housing markets; competitive pricing pressures at both the wholesale and retail levels; changes in market demand; the impact of cost reduction programs and other management initiatives; availability of financing for prospective purchasers of the Company's homes and availability of floor plan financing for dealers; availability and pricing of raw materials; concentration of the Company's business in certain regional markets; adverse weather conditions that reduce retail sales; the possibility of plant shutdowns from weather or other causes; availability of labor for the Company to meet operating requirements; the highly competitive nature of the manufactured housing industry; federal, state and local regulation of the Company's business; the Company's contingent repurchase liabilities with respect to dealer financing; the Company's reliance on independent dealers; and other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

SOUTHERN ENERGY HOMES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        Thirteen Weeks Ended
                                                                ----------------------------------------
                                                                April 4, 2003             March 29, 2002
                                                                -------------             --------------

Net revenues                                                    $     28,044              $     31,105
Gross Profit                                                           3,808                     5,718
Operating income (loss)                                               (1,420)                      291
Income (loss) from continuing operations                              (1,547)                      105
Income (loss) from discontinued operations                               136                      (903)
     Net loss                                                         (1,411)                     (798)

Basic and diluted earnings per share:
     Income (loss) from continuing operations                          (0.13)                     0.01
     Income (loss) from discontinued operations                         0.01                     (0.07)
  Net loss                                                             (0.12)                    (0.06)

Weighted average shares outstanding:
   Basic and diluted                                              12,133,865                12,133,865


                          SOUTHERN ENERGY HOMES, INC.
                            SUMMARY OPERATING FACTS
                            (CONTINUING OPERATIONS)

                                                                         Thirteen Weeks Ended
                                                                ----------------------------------------
                                                                April 4, 2003             March 29, 2002
                                                                -------------             --------------

Number of company-owned retail centers at period end
(continuing operations)                                                    3                         3

Retail units sold:
   New single-section                                                     --                         6
   New multi-section                                                      18                        41
   Used homes                                                             24                        24
                                                                ------------              ------------
                                                                          42                        71
Wholesale units sold:
    External customers                                                   825                       921
    Intercompany                                                          16                        36
                                                                ------------              ------------
                                                                         841                       957
                                                                ------------              ------------

Total homes sold                                                         883                     1,028

Internalization                                                          100%                      100%

Average sales prices - retail (new)                             $     50,357              $     46,567
Average sales price - wholesale                                 $     30,040              $     28,661
Floor sections sold                                                    1,483                     1,684


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